Exhibit 99.1

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

DEPARTMENT OF HEALTH AND HUMAN SERVICES	Food and Drug Administration San Juan District Compliance Branch 466 Fernandez Juncos Avenue San Juan, PR 00901-3223 TEL (787) 474-9500 FAX (787) 729-6658
FEB 13 2013

WARNING LETTER

13-SJN-WL-03

CERTIFIED MAIL

RETURN RECEIPT REQUESTED

Mr. Peter Arduini

President and CEO

Integra Life-Sciences Corporation

311 Enterprise Drive,

Plainsboro, NJ 08536

Dear Mr. Arduini:

During an inspection of your firm Integra Neurosciences PR Inc. located at Rd. 402 North, Km 1.2, Añasco, Puerto Rico conducted from 10/31/12 through 11/14/12, we found that your firm manufactures collagen products, sterile cerebrospinal and carotid shunt systems, valves, reservoirs, catheters, and antimicrobial dressings. Under section 201(h) of the Federal Food, Drug, and Cosmetic Act (the Act), 21 U.S.C. § 321(h), these products are devices because they are intended for use in the diagnosis of disease or other conditions; or in the cure, mitigation, treatment, or prevention of disease; or are intended to affect the structure or function of the body.

The inspection found that your [***] products, and Duragen Collagen products are adulterated within the meaning of section 501(h) of the Act (21 U.S.C. § 351(h)), in that the methods used in, or the facilities or controls used for, their manufacture, packing, storage, or installation are not in conformity with the Current Good Manufacturing Practice (CGMP) requirements of the Quality System Regulation (QSR) found at Title 21, Code of Federal Regulations (C.F.R.), Part 820.

We received a written response signed by Ms. Illia Ferrer, Sr. Director/Quality Assurance & Regulatory Affairs, dated 12/03/12, concerning the observations noted on Form FDA 483, List of Inspectional Observations that was issued to your firm on 11/14/12. Your response is addressed below in relation to each of the noted violations. These violations include, but are not limited to, the following:

1.	Failure to ensure that a process whose results cannot be verified by subsequent inspection and test is validated with a high degree of assurance and approved according to established procedure, as required by 21 CFR 820.75(a).

[***]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Page 2 – Mr. Peter Arduini / President and CEO

Integra Neurosciences PR Inc./ 13-SJN-WL-03

Specifically:

On 10/13/10, the Corrective Action/Preventive Action (CAPA) 31719 was opened to investigate failing stability test results obtained on [***] validation lots 1080525, 1080526, and 1080528. These validation lots supported the Añasco site as an alternate manufacturer of your [***] products using Freeze Dryer (FD) 101 for lyophilization. [***] lot 1080525 failed to comply with the sterility test at 0 and 12 months, and wetting time test at 18 and 24 months. Also, [***] lots 1080526 and 1080528 failed to comply with the shrink temperature test specification at 24 months/30 months and 24 months, respectively, for individual data points.

We evaluated the information obtained for CAPA 31719 and concluded that the reported failing stability test results were valid. As part of your corrective actions, you decided to modify the cross-linking manufacturing step and the shrink test of [***] products, and we noted that these are changes to the approved process implemented at the Plainsboro, NJ site. The modified [***] process was validated on FD-102 for the lyophilization step with the indication that this process was initially validated on FD-101 and executed on FD-102. We disagree with your validation exercise conclusion because you were unable to show during execution of your original validation exercise the successful completion of manufacturing transferring activities. We also find deficient that a new bio burden study was not conducted during the revalidation activities because you determined that it was already conducted during your initial failing validation exercise executed on FD-101.

We evaluated your response addressing this issue and we found it inadequate. Our evaluation of your original validation study conducted in 2009 to support the manufacture of [***] and Duragen collagen products at your Añasco facility found multiple failures in the execution of your validation exercise. You had stability test failures for these products and you continued manufacturing and releasing these products without being in compliance with applicable laws and regulations. After these stability test failures, you recently implemented several changes to the original manufacturing process of your collagen products without completion of a successful validation of your modified manufacturing process.

Your response indicates that before the stability test failures were obtained, no lots were released to the market for [***]. However, our inspection disclosed that you are currently releasing to the market [***] and Duragen collagen products using a non-validated manufacturing process and without having stability data to show that the quality of your products was not compromised with the implemented manufacturing changes. In addition, you do not have stability data to support the 36 months expiration date of your products using either the original or the modified manufacturing process. If these changes were extended to other collagen products besides [***], and Duragen, you should make an assessment of all affected products to evaluate the current validation state of the impacted manufacturing processes.

Please provide the validation protocols and the final summary reports for executed validation exercises in support of the current modified manufacturing processes of all the affected collagen products, including a comparison with the original validation conducted at the Plainsboro site. As noted above, the 2009 validation exercises conducted at your Añasco facility are not reliable because multiple product failures were detected. Please provide additional information for our evaluation supporting the similarity of the modified manufacturing process to the original manufacturing process approved in 2009 at your Plainsboro site.

[***]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Page 3 – Mr. Peter Arduini / President and CEO

Integra Neurosciences PR Inc./ 13-SJN-WL-03

We are concerned with the quality of all [***] and Duragen collagen products manufactured at your Añasco facility because they are not manufactured in accordance to the QSR. Please provide a distribution list of the [***] and Duragen collagen products even if these have expired. In addition, please indicate which immediate actions you will take to prevent the distribution of collagen products manufactured at your Añasco site that do not have successful and complete validation studies.

Failure to fully address deviations during validation exercises is a repeat deficiency documented during our 06/2008 inspection.

2.	Failure to properly implement your CAPA procedure to ensure that appropriate statistical methodology is employed where necessary to detect recurring quality problems, that the cause of nonconformities relating to product, processes, and the quality system are adequately investigated, that the actions needed to correct and prevent recurrence of nonconforming product are identified, and that corrective actions are verified or validated to ensure that such actions are effective as required by 21 C.F.R. § 820.100(a). In addition, you failed to document all your CAPA activities in accordance with 21 C.F.R. § 820.100(b).

Specifically:

a)	Our review of CAPA 36820, opened on 01/14/11, to investigate Bacterial Endotoxin Test (BET) stability failures of [***], lots 1104960 and 1105007, disclosed that your investigation to determine the root cause was inadequate. We find objectionable that after confirming BET stability failures, additional BET were conducted without a valid scientific rationale. We acknowledge that lots 1104960 and 1105007 were rejected after obtaining multiple BET failures. However, there is no documented evidence in your CAPA to show that a comprehensive review of the Añasco manufacturing operations was conducted. We find objectionable that no assessment on product distributed was conducted. Your initial investigation did not identify a root cause, but concluded that cleaning processes at the Plainsboro site should be evaluated for improvement. We find deficient that your CAPA did not specify a timeframe for the execution of this action.

From 02/18/11 to 05/27/11, eleven (11) additional BET failures associated with [***] products manufactured both in Añasco and Plainsboro sites were obtained. We find deficient that it was not until 08/11/11 that you opened CAPA 49557 to conduct a systemic evaluation of the recurrent BET failures. Your firm concluded that the most probable cause of the failures was product interference in the Gel-Clot test and a possible endotoxin contamination of samples at your Plainsboro site. Our review of CAPA 49557 and CAPA 36820 found no evidence to support your root cause conclusion. According to information provided during the inspection, your firm has been using the Gel-Clot method for the past 10 years for BET of all collagen products. We believe that product interference should have been evaluated during validation of the Gel-Clot test to demonstrate its suitability for intended use.

[***]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Page 4 – Mr. Peter Arduini / President and CEO

Integra Neurosciences PR Inc./ 13-SJN-WL-03

CAPA 49557 states that a more sensitive turbidimetric method for BET determination was being implemented. We find deficient that your CAPA did not specify a timeframe for execution of this action.

In addition, your CAPAs failed to indicate that an evaluation of customer complaints was done as part of this investigation. We found that your firm received 3 complaints associated to [***] lot 1105307. This lot was released after 10 additional samples were tested, as a corrective action, due to recurrent BET failures documented in CAPAs 36820 and 49557. The complaints were associated with infection after surgery. We noted that customers returned unopened products to your firm and you failed to conduct a microbiological evaluation of these returned products. We find objectionable that only a visual inspection of the package was conducted and used as a basis to conclude that your collagen products were not causing the infection.

We evaluated your written response addressing this issue and we found it inadequate. We find objectionable that collagen products labeled as “pyrogen free” were released without having a validated method to ensure reliable microbiological test results. You indicated in your response that as a consequence of BET failures, you decided to implement BET Turbidimetric method (USP <85>). Please indicate if you intend to complete the validation/verification of this method to show that it is suitable to detect endotoxins in collagen products. Please also clarify if this new method will be used in addition to approved procedure TM 1034 “Bacterial Endotoxin Test for Collagen Products”, which was revised to eliminate retest criteria and to reflect current practice of issuing an out-of-specification (OOS) investigation if a BET failure is detected.

b)	In 2008, you conducted a validation study to include Añasco site as an alternate manufacturing facility of Duragen collagen products, and to confirm its established shelf life of 36 months. CAPA 19087 was opened on 02/22/10 to evaluate stability failures at 24 months (real time storage 25C/60%RH) of Duragen validation lots 1080055 and 108056 for shrink temperature test. During the evaluation of stability test failures, lot 1080055 again failed shrink temperature test at 36 months.

Your Health Hazard Evaluation (HHE) determined that if shrink temperature range does not meet specification, the user would not be able to detect a product’s failure. It also indicates that with a lower shrink temperature, the device could “reabsorb” more rapidly which could lead to a cerebrospinal fluid (CSF) leak that may require additional surgery to repair the leak at site of implantation. We find inadequate your decision of not considering a field action based on adequate release testing results of lots 1080055 and 1080056, and lack of complaints. In addition, CAPA failed to include documentation to support your claim that stability test failures were due to problems with transferring of stability samples from Plainsboro to Añasco site. Your sister plant at Plainsboro confirmed the failing stability test results. We find objectionable that you continued manufacturing and distribution activities of Duragen collagen products without having stability data to support its established shelf life of 36 months.

Your response addressing this particular observation is deemed inadequate. It addressed addition of updated information in the CAPA which took place two years after the failure was reported.

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Page 5 – Mr. Peter Arduini / President and CEO

Integra Neurosciences PR Inc./ 13-SJN-WL-03

The safety impact of not having adequate stability test data for Duragen products manufactured at your Añasco facility, in the market since 2009, was not addressed. You determined that stability failures were due to product not stored at required temperature during shipping. We find objectionable that a re-validation exercise was not considered to demonstrate the stability of your Duragen products until its established shelf life. Please provide documentation of shipping studies conducted to evaluate adequacy of shipping activities of devices to other facilities for finished release and/or stability testing to ensure reliability of the established products’ shelf life. Please provide a summary report of stability data for Duragen products in support of the established 36 months shelf life.

Failure to conduct adequate CAPA investigations is a repeat deficiency also documented during our 10/2009 inspection.

3.	Failure to establish and maintain procedures to control documents used during routine and non-routine operations as required by 21 CFR 820.40.

Specifically, our inspection disclosed that your firm has no control over official forms used to document several operations during manufacturing such as set up activities, reconciliation of materials, environmental monitoring activities, sterilization cycle reviews, and laboratory activities that are not part of the official Device History Record (DHR). We find objectionable that official forms used to document manufacturing operations or material test activities can be photocopied as needed by users.

We found your response addressing this deficiency inadequate because your proposed corrective actions failed to address the issue of allowing personnel (users) to make an undetermined amount of photocopies of official forms to document test results including in-process controls. Please indicate additional steps you will take to control all documents, including official forms, at your facility to comply with QSR requirements.

Based on the seriousness of the QSR deviations listed above, your firm’s management has failed to ensure that quality system requirements are effectively established and maintained as required by 21 C.F.R. § 820.20. We recommend that you evaluate use of a third party consultant having appropriate QSR expertise to assess your facilities, systems, procedures, and processes to ensure that devices are manufactured in accordance with applicable regulations.

You should take prompt action to correct the violations addressed in this letter. Failure to promptly correct these violations may result in regulatory action being initiated by the Food and Drug Administration without further notice. These actions include, but are not limited to, seizure, injunction, and/or civil money penalties. Also, federal agencies are advised of the issuance of all Warning Letters so that they may take this information into account when considering the award of contracts. Additionally, premarket approval applications for Class III devices, to which the QSR deviations are reasonably related, will not be approved until the violations have been corrected. Any requests for Certificates to Foreign Governments will not be granted until the violations related to the subject devices have been corrected.

This letter is not intended to be an all-inclusive list of the violations at your facility. It is your responsibility to ensure compliance with applicable laws and regulations administered by FDA.

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Page 6 – Mr. Peter Arduini / President and CEO

Integra Neurosciences PR Inc./ 13-SJN-WL-03

This letter is not intended to be an all-inclusive list of the violations at your facility. It is your responsibility to ensure compliance with applicable laws and regulations administered by FDA. The specific violations noted in this letter and in the FDA 483 issued at the closeout of the inspection may be symptomatic of serious problems in your firm’s manufacturing and quality assurance systems. You should investigate and determine the causes of the violations, and take prompt actions to correct the violations to bring your products into compliance.

Please notify this office in writing within fifteen (15) working days from the date you receive this letter of the specific steps you have taken to correct the noted violations, including an explanation of how you plan to prevent these or similar violations from recurrence. Please include documentation of the corrective actions you have taken to address the deficiencies found during the inspection. If your planned corrections will take place over time, please include a timetable for the implementation of these corrections. If corrective actions cannot be completed within 15 working days, state the reason for the delay and the time within which the corrections will be completed.

Your response should be sent to Ms. Maridalia Torres, District Director to the address provided in the letterhead. If you have any questions about the content of this letter please contact Ms. Margarita Santiago, Compliance Officer, at 787-474-4789 or margarita.santiago@fda.hhs.gov

Sincerely,

Maridalia Torres District Director San Juan District

Enclosure: FDA 483

CC:	Jose F. Carrero, Plant Manager

Integra Neurosciences PR Inc.

P.O.Box 167

Anasco, PR 00610

[***]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.